AMENDMENT NO. 1 TO
COMMON STOCK AND WARRANT PURCHASE AGREEMENT

  This Amendment No. 1 (the “Amendment”) to the Common Stock and Warrant Purchase Agreement, dated as of September 15th, 2006 (the “Purchase Agreement”), is made as of November 9, 2006 (the “Execution Date”), by and among O2Diesel Corporation, a Delaware corporation (the “Company”), and Energenics Holdings Pte Ltd (the “Purchaser”).

WHEREAS, the parties previously entered into the Purchase Agreement; and

WHEREAS, the parties have determined that it is important to correct the minimum purchase amount in Section 1.4 of the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENT TO SECTION 1.4 OF THE PURCHASE AGREEMENT.

The last sentence of Section 1.4 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“The purchase of the Additional Shares shall occur if Energenics purchases * million liters of O2D05 or the equivalent in any calendar year, pursuant to the Supply Agreement.”

2. GENERAL.

Except as herein provided, the Purchase Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY A “*”.

The foregoing agreement is hereby executed effective as of the date first set first set forth above.

O2DIESEL CORPORATION

By: /s/ Alan R. Rae
Name:  Alan R. Rae
Title:    Chief Executive Officer

ENERGENICS HOLDINGS PTE LTD

By:  /s/ Ronen Hazarika
Name:   Ronen Hazarika
Title:     Director

[Signature Page to Amendment No. 1 to Common Stock and Warrant Purchase Agreement]